Exhibit 24.3

EXPEDIA, INC.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-4 initially filed by Expedia, Inc. on July 27, 2011 (Reg. No. 333-175828) (the “Registration Statement”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark D. Okerstrom (Mark D. Okerstrom)	Chief Financial Officer (Principal Financial Officer) of Expedia, Inc.	October 13, 2011

***

TRIPADVISOR, INC.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-4 initially filed by TripAdvisor, Inc. on July 27, 2011 (Reg. No. 333-175828-01) (the “Registration Statement”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark D. Okerstrom (Mark D. Okerstrom)	Director and Chief Financial Officer (Principal Financial Officer) of TripAdvisor, Inc.	October 13, 2011